UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2006
ReGen Biologics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-20805	23-2476415

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Commerce Street, East Wing, Franklin Lakes, NJ	07417

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (201) 651-5140

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On January 3, 2006, ReGen Biologics, Inc. (the “Company”) issued a press release announcing the filing of a 510(k) premarket notification with the United States Food and Drug Administration (“FDA”) for its collagen scaffold device.
     The information in this Item 7.01 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, nor should it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 8.01 Other Events.
     On January 3, 2006, the Company announced the December 28, 2005 submission of a 510(k) premarket notification to the FDA for the ReGen® collagen scaffold family of products, or CS. The 510(k) filing is necessary to obtain clearance for the Company to market the CS as a medical device in the United States. The 510(k) clearance process usually takes from three to nine months, but could last longer.
     The CS is based upon the same patented collagen scaffold technology as the CMI™ . The Company intends to make the CS available in a flat sheet configuration with sizes ranging up to 20x20 cm and from 1 to 6 mm in thickness, as well as in a semi-lunar shape designed for use in the meniscus. Although both the CS and the CMI share the same material formulation, the CS has a different intended use than the CMI. The CS is a resorbable collagen-based surgical mesh intended for use in general surgical procedures for the reinforcement and repair of soft tissue, including, but not limited to, general soft tissue defects, hernias, and meniscus defects. The CS provides a resorbable scaffold that is replaced by the patient’s own tissue. The CMI is intended to facilitate growth of new tissue to replace removed or missing meniscus tissue in the human knee, and provide certain clinical benefits.
     Prior to the filing of the 510(k) premarket notification, the Company was pursuing premarket approval for the CMI in the U.S. The CMI has been the subject of a randomized controlled multicenter pivotal trial (MCT) and is the subject of a modular pre-market approval application, or PMA. Prior to the Company’s decision to file the 510(k) premarket notification, it had expected to complete the submission of the PMA to the FDA by the end of 2005.
     The Company’s current regulatory priority is to obtain FDA clearance for its CS as a class II device through the 510(k) process. If it is not successful in gaining clearance for the CS through the 510(k) process, the Company intends to complete its submission of the PMA for the CMI. The Company will likely not pursue completion of the PMA for the CMI product unless the regulatory efforts with respect to the CS are unsuccessful. However, the Company intends to continue to follow patients in the MCT, which will provide valuable scientific data on long-term patient outcomes in the meniscus.
     Over the last several years, including more recently in 2005, the FDA has cleared for marketing, via the 510(k) premarket notification process, several products that it believes are similar in technology and intended use to the CS and are used in multiple medical specialties, including general surgery and orthopedics, for soft tissue reinforcement and repair. These devices have been cleared as class II devices. After consideration of the basis for these clearances by FDA, clearances that occurred in 2005, and discussions with our FDA regulatory advisors, the Company believes that it is appropriate for FDA to regulate the CS as a class II device subject to the 510(k) pre-market notification process.
Item 9.01. Financial Statements And Exhibits.
99.1	Press Release of ReGen Biologics, Inc. dated January 3, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC.
By:	/s/ BRION D. UMIDI
	Name:	Brion D. Umidi
	Title:	Senior Vice President and Chief Financial Officer

Dated: January 3, 2006